Exhibit 99.1

Republic Bancorp, Inc. Concludes 2015 with Earnings Growth of 42% for the Fourth Quarter and 22% for the Year

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 22, 2016--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report fourth quarter net income of $7.4 million, a 42% increase over the fourth quarter of 2014, resulting in Diluted Earnings per Class A Common Share of $0.36. Fiscal year 2015 net income was $35.2 million, a $6.4 million, or 22%, increase from fiscal year 2014, resulting in return on average assets (“ROA”) and return on average equity (“ROE”) of 0.88% and 6.12% for 2015, respectively.

Steve Trager, Republic’s Chairman and Chief Executive Officer, commented: “We are very excited about the positive year-over-year momentum of our operating results during 2015. Compliments go to our dedicated bankers, as the Core Bank’s loan portfolio grew $283 million during 2015, with our Traditional footprint accounting for $209 million of that growth. In addition to the strong loan growth within our Traditional footprint, our deposits increased $429 million during 2015, with our core deposits achieving the best growth year in the Company’s history. Our strong balance sheet growth in 2015 has positioned us well to continue our positive earnings momentum into 2016.”

The following table highlights Republic’s financial performance for the fourth quarters and years ended December 31, 2015 and 2014:

	Three Months Ended		%	Years Ended		%
(dollars in thousands, except per share data)	12/31/15	12/31/14	Change	12/31/15	12/31/14	Change

Net Income	$7,418	$5,235	42%	$35,166	$28,787	22%
Diluted Earnings per Class A Share	$0.36	$0.25	44%	$1.70	$1.38	23%
Return on Average Assets	0.73%	0.57%	28%	0.88%	0.81%	9%
Return on Average Equity	5.13%	3.73%	38%	6.12%	5.16%	19%

Results of Operations for the Fourth Quarter of 2015 Compared to the Fourth Quarter of 2014

Traditional Banking, Warehouse Lending (“Warehouse”) and Mortgage Banking (collectively “Core Bank” or “Core Banking”)

Net income from Core Banking was $8.5 million for the fourth quarter of 2015, an increase of $1.9 million, or 28%, from the fourth quarter of 2014. The increase in net income for the fourth quarter of 2015 at the Core Bank was driven primarily by higher net interest income resulting from solid loan growth. The Core Bank’s growth in net interest income was further complemented by a continued modest provision for loan and lease losses and a reduction in incentive compensation accruals.

Net interest income at the Core Bank increased to $30.8 million during the fourth quarter of 2015, a $1.4 million, or 5%, increase over the fourth quarter of 2014. The increase in net interest income was primarily the result of a $283 million, or 9%, year-over-year increase in the Core Bank’s loan portfolio. This growth over the previous year led to an increase in the Core Bank’s average loan balances of $290 million, or 10%, when comparing the fourth quarter of 2015 to the fourth quarter of 2014. The growth in average loan balances more than offset the negative impact to the Core Bank’s net interest income resulting from a decrease of 21 basis points to its net interest margin from the fourth quarter of 2014 to the fourth quarter of 2015.

The overall change in the Core Bank’s period-end and average loan balances by origination channel is presented below:

				Average	Average
	Ending	Ending		Quarterly	Quarterly
(dollars in thousands)	Balance	Balance	$	Balance	Balance	$
Origination Channel	12/31/2015	12/31/2014	Change	12/31/2015	12/31/2014	Change

Warehouse Lending	$386,729	$319,431	$67,298	$319,829	$253,840	$65,989
Correspondent Lending	249,344	226,628	22,716	247,775	199,917	47,858
2012-FDIC Acquired Loans	24,520	40,188	(15,668)	25,574	45,782	(20,208)
Traditional Branch Network	2,658,711	2,450,167	208,544	2,650,942	2,455,058	195,884
	-	-	-	-	-	-
Total Core Bank Loans	$3,319,304	$3,036,414	$282,890	$3,244,120	$2,954,597	$289,523

Within the Warehouse Lending channel, net interest income was strong compared to the fourth quarter of 2014, as Warehouse lines of credit usage continued to be high among the Core Bank’s clients during the quarter. The Warehouse balances at December 31, 2015 were $67 million higher than balances on December 31, 2014, with average Warehouse balances increasing $66 million comparing the fourth quarter of 2015 to the fourth quarter of 2014.

Net interest income at the Core Bank for the fourth quarter of 2015 included $642,000 of net interest income contributed from the Company’s 2012 FDIC-assisted transactions compared to $1.5 million contributed during the fourth quarter of 2014. Accretion income from the 2012 FDIC-assisted transactions contributed two and eleven basis points to the Core Bank’s net interest margin during these two periods.

Further adding to growth in net interest income for the fourth quarter of 2015 was a $447,000 decrease in interest expense associated with the Company’s subordinated debentures. The decrease in interest expense was brought about by the downward repricing of the Company’s subordinated note on October 1, 2015, which was the expiration of the note’s fixed rate period. The Company’s subordinated note is now subject to repricing on the first day of each calendar quarter based on the three-month London Interbank Offered Rate (“LIBOR”) plus 1.42%. Based on this repricing, the note’s coupon rate decreased from 6.015% during the fourth quarter of 2014 to 1.75% during the same period in 2015.

The Core Bank’s provision for loan and lease losses remained modest for the fourth quarter of 2015, as credit quality remained strong and the Core Bank’s credit metrics continued to compare favorably to peer. Core Bank provision expense was $873,000 for the fourth quarter of 2015, a favorable decrease of $507,000 compared to the fourth quarter of 2014. Provision expense for the fourth quarters of 2015 and 2014 primarily represented an increase in general loan loss reserves, driven by the previously mentioned strong growth in the Core Bank’s loan portfolio.

The table below illustrates the Core Bank’s well-regarded credit quality ratios for the previous three fiscal year ends:

	As of and for the Years Ending
Core Banking Credit Quality Ratios	12/31/15	12/31/14	12/31/13

Non-performing loans / Total loans	0.66%	0.78%	0.81%

Non-performing assets / Total loans (including OREO) (*)	0.70%	1.15%	1.47%

Delinquent loans / Total loans(6)	0.35%	0.52%	0.63%

Net loan charge-offs / Average loans	0.05%	0.08%	0.18%

(*) OREO = Other Real Estate Owned

Non interest income for the Core Bank was $7.3 million during the fourth quarter of 2015 compared to $5.8 million for the fourth quarter of 2014. Impacting the Core Bank’s non interest income comparisons between the fourth quarters of 2015 and 2014 were the following:

  The Core Bank experienced an improvement of $890,000 in net gain/loss on other real estate owned (“OREO”). This improvement was driven by an $818,000 reduction in mark-to-market OREO writedowns compared to the same period in 2014, as the balance of OREO properties held by the Core Bank dropped to an eight year low of $1.2 million at December 31, 2015.
  Interchange fee income increased $476,000, primarily driven by increases in both credit and debit card sales volume. Such sales growth was further complemented by a greater mix of commercial credit and signature debit transactions, which generally generate higher margins than consumer and PIN related transactions.
  Mortgage Banking income increased $174,000 from fourth quarter 2014 as the dollar amount of secondary market loans originated increased from $28 million during the fourth quarter of 2014 to $33 million during the fourth quarter of 2015.

Core Bank non-interest expense increased $528,000, or 2%, from the fourth quarter of 2014. Comparability of non-interest expense between the two quarters was meaningfully impacted by adjustments to the Core Bank’s incentive compensation accruals, which were made during both periods to bring accrual balances in line with projected payouts for the year. As a result of these adjustments, net incentive compensation expense was a net credit of $998,000 for the fourth quarter of 2015 compared to a net expense of $345,000 for the fourth quarter of 2014.

Excluding the impact of the change in incentive compensation expense, non-interest expense increased $1.9 million, or 8%, for the fourth quarter of 2015 as compared to the fourth quarter of 2014. A large portion of the increase in non-interest expense for the quarter, excluding incentive compensation adjustments, was in the salaries and benefits category, as the Core Bank increased its full-time equivalent employees (“FTEs”) from 672 at December 31, 2014 to 726 at December 31, 2015. The increased staffing was generally spread throughout the Core Bank in order to meet current loan demand and execute the Company’s overall long-term growth objectives.

Further impacting the Core Bank’s non-interest expenses for the fourth quarter of 2015 were $233,000 of data processing expenses and $173,000 in legal expenses related to the Company’s pending acquisition of Cornerstone Bancorp, Inc. (“Cornerstone”). The Company expects to close its acquisition of Cornerstone during the first quarter of 2016.

Republic Processing Group (“RPG”) – The Tax Refund Solutions (“TRS”) division of RPG accounts for the majority of RPG’s annualized revenues and expenses. TRS derives substantially all of its revenues during the first and second quarters of the year and historically operates at a net loss during the second half of the year, as the Company prepares for the next tax season.

RPG generated a net loss of $1.1 million during the fourth quarter of 2015 compared to a net loss of $1.4 million during the fourth quarter of 2014. The primary improvement for the quarter was related to a modest profit generated by Republic Credit Solutions (“RCS”), the small dollar loan division within the RPG segment. Total loans within the RCS division reached $7 million outstanding at December 31, 2015.

Conclusion

“As we look ahead to 2016, ‘excited’ is the one word I can say to express our outlook for the future. We are excited about our credit quality and where it places us among our peers. We are excited to complement our organic growth strategies with the completion of our acquisition of Cornerstone, which is expected to occur during the first quarter of 2016. In addition, we are excited about new product launches that are expected in 2016 within our non traditional business lines for both small dollar loans and prepaid cards. We hope to capitalize on these new endeavors by not only increasing our earnings in the year ahead once again, but also further improving our performance ratios, as we strive to place our bank among the highest performing banks in the country,” concluded Trager.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 40 banking centers: 32 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; two banking centers in Florida – Port Richey and Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville); and one banking center in Blue Ash (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Company has $4.2 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here.®

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement, changes in interest rates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the ability to close on future acquisitions, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the actual timing, magnitude and frequency of interest rate changes, as well as the actual changes in market conditions and the application and timing of various management strategies as compared to those projected in our interest rate model. Additionally, actual results could differ materially from the interest rate model if interest rates do not move equally across all points on the yield curve and based upon other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2014 and those in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2015. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2015 Earnings Release
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Dec. 31, 2015	Dec. 31, 2014
Assets:
Cash and cash equivalents	$210,082	$72,878
Investment securities	555,785	481,348
Loans held for sale	4,597	6,388
Loans	3,326,610	3,040,495
Allowance for loan and lease losses	(27,491)	(24,410)
Loans, net	3,299,119	3,016,085
Federal Home Loan Bank stock, at cost	28,208	28,208
Premises and equipment, net	29,921	32,987
Premises, held for sale	1,185	1,317
Goodwill	10,168	10,168
Other real estate owned ("OREO")	1,220	11,243
Bank owned life insurance ("BOLI")	52,817	51,415
Other assets and accrued interest receivable	37,187	34,976
Total assets	$4,230,289	$3,747,013

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$634,863	$502,569
Interest-bearing	1,852,614	1,555,613
Total deposits	2,487,477	2,058,182

Securities sold under agreements to repurchase and other short-term borrowings	395,433	356,108
Federal Home Loan Bank advances	699,500	707,500
Subordinated note	41,240	41,240
Other liabilities and accrued interest payable	30,092	25,252
Total liabilities	3,653,742	3,188,282

Stockholders' equity	576,547	558,731
Total liabilities and Stockholders' equity	$4,230,289	$3,747,013
Average Balance Sheet Data
	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2015	2014	2015	2014
Assets:
Investment securities, including FHLB stock	$595,739	$533,288	$546,655	$525,748
Federal funds sold and other interest-earning deposits	71,480	14,251	68,847	118,803
Loans and fees, including loans held for sale	3,249,595	2,958,458	3,174,234	2,738,304
Total interest-earning assets	3,916,814	3,505,997	3,789,736	3,382,855
Total assets	4,088,016	3,679,296	3,982,841	3,559,617

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$675,500	$529,091	$651,275	$553,929
Interest-bearing deposits	1,774,526	1,540,432	1,714,214	1,510,201
Securities sold under agreements to repurchase and other short-term borrowings	426,833	383,526	379,477	296,196
Federal Home Loan Bank advances	567,163	605,018	599,630	584,516
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,809,762	2,570,216	2,734,561	2,432,153
Stockholders' equity	578,573	561,666	574,766	557,378

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2015 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2015	2014	2015	2014

Total interest income(1)	$36,842	$34,331	$142,432	$132,377
Total interest expense	4,376	4,854	18,462	19,604

Net interest income	32,466	29,477	123,970	112,773

Provision for loan and lease losses	2,074	1,359	5,396	2,859

Non interest income:
Service charges on deposit accounts	3,330	3,381	13,015	13,807
Net refund transfer fees	49	39	17,388	16,130
Mortgage banking income	862	688	4,411	2,862
Interchange fee income	2,148	1,673	8,353	7,017
Gain on call of security available for sale	-	-	88	-
Net loss on OREO	(19)	(909)	(301)	(2,218)
Increase in cash surrender value of BOLI	353	378	1,402	1,329
Other	994	946	3,638	3,592
Total Non interest income	7,717	6,196	47,994	42,519

Non interest expenses:
Salaries and employee benefits	13,194	13,761	58,091	54,373
Occupancy and equipment, net	5,129	5,134	20,689	22,008
Communication and transportation	984	1,079	3,752	3,866
Marketing and development	843	798	3,161	3,264
FDIC insurance expense	462	458	2,084	1,865
Bank franchise tax expense	640	715	4,734	4,616
Data processing	1,323	1,018	4,340	3,513
Interchange related expense	1,026	818	3,873	3,450
Supplies	292	304	1,101	1,009
OREO expense	250	108	735	1,024
Legal and professional fees	510	587	3,306	2,766
Other	2,194	1,650	7,458	6,364
Total Non interest expenses	26,847	26,430	113,324	108,118

Income before income tax expense	11,262	7,884	53,244	44,315
Income tax expense	3,844	2,649	18,078	15,528

Net income	$7,418	$5,235	$35,166	$28,787

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2015 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the		As of and for the
	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2015	2014	2015	2014
Per Share Data:

Basic average shares outstanding	20,876	20,831	20,861	20,804
Diluted average shares outstanding	20,953	20,921	20,942	20,899

End of period shares outstanding:
Class A Common Stock	18,652	18,603	18,652	18,603
Class B Common Stock	2,245	2,245	2,245	2,245

Book value per share(2)	$27.59	$26.80	$27.59	$26.80
Tangible book value per share(2)	26.87	26.08	26.87	26.08

Earnings per share:
Basic earnings per Class A Common Stock	$0.36	$0.25	$1.70	$1.39
Basic earnings per Class B Common Stock	0.33	0.24	1.55	1.32
Diluted earnings per Class A Common Stock	0.36	0.25	1.70	1.38
Diluted earnings per Class B Common Stock	0.33	0.24	1.54	1.32

Cash dividends declared per share:
Class A Common Stock	$0.198	$0.187	$0.781	$0.737
Class B Common Stock	0.180	0.170	0.710	0.670

Performance Ratios:

Return on average assets	0.73%	0.57%	0.88%	0.81%
Return on average equity	5.13	3.73	6.12	5.16
Efficiency ratio(3)	67	74	66	70
Yield on average interest-earning assets	3.76	3.92	3.76	3.91
Cost of interest-bearing liabilities	0.62	0.76	0.68	0.81
Cost of deposits(4)	0.19	0.20	0.19	0.19
Net interest spread	3.14	3.16	3.08	3.10
Net interest margin - Total Company	3.32	3.36	3.27	3.33
Net interest margin - Core Banking(5)	3.15	3.36	3.19	3.35

Other Information:

End of period full-time equivalent employees	785	723	785	723
Number of banking centers	40	41	40	41

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2015 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics	As of and for the		As of and for the
	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2015	2014	2015	2014
Credit Quality Asset Balances:

Loans on non-accrual status	$21,712	$23,337	$21,712	$23,337
Loans past due 90-days-or-more and still on accrual	224	322	224	322
Total non-performing loans	21,936	23,659	21,936	23,659
OREO	1,220	11,243	1,220	11,243
Total non-performing assets	$23,156	$34,902	$23,156	$34,902
Total delinquent loans	$11,731	$15,851	$11,731	$15,851

Credit Quality Ratios:

Non-performing loans to total loans	0.66%	0.78%	0.66%	0.78%
Non-performing assets to total loans (including OREO)	0.70	1.14	0.70	1.14
Non-performing assets to total assets	0.55	0.93	0.55	0.93
Allowance for loan and lease losses to total loans	0.83	0.80	0.83	0.80
Allowance for loan and lease losses to non-performing loans	125	103	125	103
Delinquent loans to total loans(6)	0.35	0.52	0.35	0.52
Net charge-offs to average loans (annualized) - Total Company	0.19	0.08	0.07	0.05
Net charge-offs to average loans (annualized) - Core Banking(5)	0.10	0.08	0.05	0.08

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2015 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
Assets:
Cash and cash equivalents	$210,082	$90,731	$92,766	$136,349	$72,878
Investment securities	555,785	502,599	499,682	508,719	481,348
Loans held for sale	4,597	12,326	11,819	12,748	6,388
Loans	3,326,610	3,297,874	3,323,977	3,155,436	3,040,495
Allowance for loan and lease losses	(27,491)	(26,959)	(25,248)	(24,631)	(24,410)
Loans, net	3,299,119	3,270,915	3,298,729	3,130,805	3,016,085
Federal Home Loan Bank stock, at cost	28,208	28,208	28,208	28,208	28,208
Premises and equipment, net	29,921	29,877	31,092	31,817	32,987
Premises, held for sale	1,185	1,218	2,468	1,284	1,317
Goodwill	10,168	10,168	10,168	10,168	10,168
Other real estate owned	1,220	2,832	2,920	6,736	11,243
Bank owned life insurance	52,817	52,465	52,117	51,764	51,415
Other assets and accrued interest receivable	37,187	34,638	36,250	33,589	34,976
Total assets	$4,230,289	$4,035,977	$4,066,219	$3,952,187	$3,747,013

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$634,863	$637,875	$598,572	$666,166	$502,569
Interest-bearing	1,852,614	1,729,955	1,681,038	1,714,051	1,555,613
Total deposits	2,487,477	2,367,830	2,279,610	2,380,217	2,058,182

Securities sold under agreements to repurchase and other short-term borrowings	395,433	309,624	229,825	332,534	356,108
Federal Home Loan Bank advances	699,500	711,500	916,500	596,500	707,500
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	30,092	31,071	26,072	32,225	25,252
Total liabilities	3,653,742	3,461,265	3,493,247	3,382,716	3,188,282

Stockholders' equity	576,547	574,712	572,972	569,471	558,731
Total liabilities and Stockholders' equity	$4,230,289	$4,035,977	$4,066,219	$3,952,187	$3,747,013

Average Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
Assets:
Investment securities, including FHLB stock	$595,739	$533,956	$531,402	$524,883	$533,288
Federal funds sold and other interest-earning deposits	71,480	30,633	32,300	142,172	14,251
Loans and fees, including loans held for sale	3,249,595	3,235,057	3,180,127	3,029,067	2,958,458
Total interest-earning assets	3,916,814	3,799,646	3,743,829	3,696,122	3,505,997
Total assets	4,088,016	3,971,501	3,925,312	3,944,527	3,679,296

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$675,500	$609,641	$601,371	$719,581	$529,091
Interest-bearing deposits	1,774,526	1,740,553	1,703,982	1,635,979	1,540,432
Securities sold under agreements to repurchase and other short-term borrowings	426,833	363,905	335,530	391,421	383,526
Federal Home Loan Bank advances	567,163	616,509	646,737	567,934	605,018
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,809,762	2,762,207	2,727,489	2,636,574	2,570,216
Stockholders' equity	578,573	577,185	575,653	567,499	561,666

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2015 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Total interest income(1)	$36,842	$36,107	$35,722	$33,761	$34,331
Total interest expense	4,376	4,683	4,664	4,739	4,854
Net interest income	32,466	31,424	31,058	29,022	29,477

Provision for loan and lease losses	2,074	2,233	904	185	1,359

Non interest income:
Service charges on deposit accounts	3,330	3,399	3,247	3,039	3,381
Net refund transfer fees	49	97	1,907	15,335	39
Mortgage banking income	862	972	1,224	1,353	688
Interchange fee income	2,148	1,967	2,044	2,194	1,673
Gain on call of security available for sale	-	-	88	-	-
Net loss on OREO	(19)	(8)	(155)	(119)	(909)
Increase in cash surrender value of BOLI	353	348	353	349	378
Other	994	1,031	777	835	946
Total Non interest income	7,717	7,806	9,485	22,986	6,196

Non interest expenses:
Salaries and employee benefits	13,194	15,297	14,323	15,277	13,761
Occupancy and equipment, net	5,129	5,217	5,142	5,201	5,134
Communication and transportation	984	951	771	1,046	1,079
Marketing and development	843	756	977	585	798
FDIC insurance expense	462	474	474	674	458
Bank franchise tax expense	640	846	847	2,401	715
Data processing	1,323	959	1,092	966	1,018
Interchange related expense	1,026	909	931	1,007	818
Supplies	292	229	219	361	304
OREO expense	250	146	120	219	108
Legal and professional fees	510	653	528	1,615	587
Other	2,194	1,801	1,741	1,722	1,650
Total Non interest expenses	26,847	28,238	27,165	31,074	26,430

Income before income tax expense	11,262	8,759	12,474	20,749	7,884
Income tax expense	3,844	3,119	4,154	6,961	2,649

Net income	$7,418	$5,640	$8,320	$13,788	$5,235

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2015 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the Three Months Ended
	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
Per Share Data:

Basic average shares outstanding	20,876	20,848	20,860	20,859	20,831
Diluted average shares outstanding	20,953	20,934	20,941	20,936	20,921

End of period shares outstanding:
Class A Common Stock	18,652	18,603	18,602	18,616	18,603
Class B Common Stock	2,245	2,245	2,245	2,245	2,245

Book value per share(2)	$27.59	$27.57	$27.48	$27.30	$26.80
Tangible book value per share(2)	26.87	26.84	26.76	26.58	26.08

Earnings per share:
Basic earnings per Class A Common Stock	$0.36	$0.27	$0.40	$0.66	$0.25
Basic earnings per Class B Common Stock	0.33	0.25	0.37	0.65	0.24
Diluted earnings per Class A Common Stock	0.36	0.27	0.40	0.66	0.25
Diluted earnings per Class B Common Stock	0.33	0.25	0.36	0.64	0.24

Cash dividends declared per share:
Class A Common Stock	$0.198	$0.198	$0.198	$0.187	$0.187
Class B Common Stock	0.180	0.180	0.180	0.170	0.170

Performance Ratios:

Return on average assets	0.73%	0.57%	0.85%	1.40%	0.57%
Return on average equity	5.13	3.91	5.78	9.72	3.73
Efficiency ratio(3)	67	72	67	60	74
Yield on average interest-earning assets	3.76	3.80	3.82	3.65	3.92
Cost of interest-bearing liabilities	0.62	0.68	0.68	0.72	0.76
Cost of deposits(4)	0.19	0.18	0.18	0.19	0.20
Net interest spread	3.14	3.12	3.14	2.93	3.16
Net interest margin - Total Company	3.32	3.31	3.32	3.14	3.36
Net interest margin - Core Banking(5)	3.15	3.27	3.28	3.14	3.36

Other Information:

End of period full-time equivalent employees	785	769	751	745	723
Number of banking centers	40	40	40	40	41

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2015 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
Credit Quality Asset Balances:
Loans on non-accrual status	$21,712	$23,143	$24,624	$24,423	$23,337
Loans past due 90-days-or-more and still on accrual	224	43	-	572	322
Total non-performing loans	21,936	23,186	24,624	24,995	23,659
OREO	1,220	2,832	2,920	6,736	11,243
Total non-performing assets	$23,156	$26,018	$27,544	$31,731	$34,902
Total delinquent loans	$11,731	$11,996	$11,355	$15,511	$15,851

Credit Quality Ratios:
Non-performing loans to total loans	0.66%	0.70%	0.74%	0.79%	0.78%
Non-performing assets to total loans (including OREO)	0.70	0.79	0.83	1.00	1.14
Non-performing assets to total assets	0.55	0.64	0.68	0.80	0.93
Allowance for loan and lease losses to total loans	0.83	0.82	0.76	0.78	0.80
Allowance for loan and lease losses to non-performing loans	125	116	103	99	103
Delinquent loans to total loans(6)	0.35	0.36	0.34	0.49	0.52
Net charge-offs to average loans (annualized) - Total Company	0.19	0.06	0.04	0.00	0.08
Net charge-offs to average loans (annualized) - Core Banking(5)	0.10	0.05	0.04	0.02	0.08

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2015 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and customers are similar.

As of December 31, 2015, the Company was divided into four distinct operating segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking and Republic Processing Group (“RPG”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” activities. Correspondent Lending operations are considered part of the Traditional Banking segment. The RPG segment includes the following divisions: Tax Refund Solutions (“TRS”), Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”). TRS generates the majority of RPG’s income, with the relatively smaller divisions of RPG, RPS and RCS, considered immaterial for separate and independent segment reporting. All divisions of the RPG segment operate through the Bank.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Segment:	Nature of Operations:	Primary Drivers of Net Revenues:
Core Banking:
Traditional Banking

Provides traditional banking products
to clients primarily in its market
footprint via its network of banking
centers and primarily to clients
outside of its market footprint via
its Internet and Correspondent Lending
delivery channels.

Loans, investments and deposits
Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the Nation.	Mortgage warehouse lines of credit
Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans.	Gain on sale of loans and servicing fees
Republic Processing Group

The TRS division facilitates the
receipt and payment of federal and
state tax refund products. The RPS
division offers general purpose
reloadable cards. The RCS division
offers short-term credit products. RPG
products are primarily provided to
clients outside of the Bank’s market
footprint.

Net refund transfer fees

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2014 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information Fourth Quarter 2015 Earnings Release (continued) Segment information for the three months and years ended December 31, 2015 and 2014 follows:

	Three Months Ended December 31, 2015
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$27,934	$2,855	$39	$30,828	$1,638	$32,466

Provision for loan and lease losses	890	(17)	-	873	1,201	2,074

Net refund transfer fees	-	-	-	-	49	49
Mortgage banking income	-	-	862	862	-	862
Other non-interest income	6,384	5	17	6,406	400	6,806
Total non-interest income	6,384	5	879	7,268	449	7,717

Total non-interest expenses	22,389	680	1,208	24,277	2,570	26,847

Income (loss) before income tax expense	11,039	2,197	(290)	12,946	(1,684)	11,262
Income tax expense (benefit)	3,692	843	(101)	4,434	(590)	3,844
Net income (loss)	$7,347	$1,354	$(189)	$8,512	$(1,094)	$7,418

Segment end of period assets	$3,809,526	$386,414	$9,348	$4,205,288	$25,001	$4,230,289

Net interest margin	3.11%	3.57%	NM	3.15%	NM	3.32%

	Three Months Ended December 31, 2014
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$27,023	$2,346	$50	$29,419	$58	$29,477

Provision for loan and lease losses	1,262	118	-	1,380	(21)	1,359

Net refund transfer fees	-	-	-	-	39	39
Mortgage banking income	-	-	688	688	-	688
Other non-interest income	5,038	3	58	5,099	370	5,469
Total non-interest income	5,038	3	746	5,787	409	6,196

Total non-interest expenses	22,282	563	904	23,749	2,681	26,430

Income (loss) before income tax expense	8,517	1,668	(108)	10,077	(2,193)	7,884
Income tax expense (benefit)	2,905	583	(38)	3,450	(801)	2,649
Net income (loss)	$5,612	$1,085	$(70)	$6,627	$(1,392)	$5,235

Segment end of period assets	$3,404,323	$319,153	$11,593	$3,735,069	$11,944	$3,747,013

Net interest margin	3.33%	3.70%	NM	3.36%	NM	3.36%

	Year Ended December 31, 2015
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$108,303	$12,209	$219	$120,731	$3,239	$123,970

Provision for loan and lease losses	2,897	168	-	3,065	2,331	5,396

Net refund transfer fees	-	-	-	-	17,388	17,388
Mortgage banking income	-	-	4,411	4,411	-	4,411
Gain on call of security available for sale	88	-	-	88	-	88
Other non-interest income	23,670	24	248	23,942	2,165	26,107
Total non-interest income	23,758	24	4,659	28,441	19,553	47,994

Total non-interest expenses	93,740	2,526	4,918	101,184	12,140	113,324

Income (loss) before income tax expense	35,424	9,539	(40)	44,923	8,321	53,244
Income tax expense (benefit)	11,505	3,575	(14)	15,066	3,012	18,078
Net income (loss)	$23,919	$5,964	$(26)	$29,857	$5,309	$35,166

Segment end of period assets	$3,809,526	$386,414	$9,348	$4,205,288	$25,001	$4,230,289

Net interest margin	3.15%	3.58%	NM	3.19%	NM	3.27%

	Year Ended December 31, 2014
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$104,832	$7,428	$183	$112,443	$330	$112,773

Provision for loan and lease losses	3,042	350	-	3,392	(533)	2,859

Net refund transfer fees	-	-	-	-	16,130	16,130
Mortgage banking income	-	-	2,862	2,862	-	2,862
Other non-interest income	21,489	12	244	21,745	1,782	23,527
Total non-interest income	21,489	12	3,106	24,607	17,912	42,519

Total non-interest expenses	90,713	1,857	3,881	96,451	11,667	108,118

Income (loss) before income tax expense	32,566	5,233	(592)	37,207	7,108	44,315
Income tax expense (benefit)	11,251	1,831	(207)	12,875	2,653	15,528
Net income (loss)	$21,315	$3,402	$(385)	$24,332	$4,455	$28,787

Segment end of period assets	$3,404,323	$319,153	$11,593	$3,735,069	$11,944	$3,747,013

Net interest margin	3.32%	3.77%	NM	3.35%	NM	3.33%

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2015 Earnings Release (continued)

(1) – The amount of loan fee income included in total interest income was $3.1 million and $2.2 million for the quarters ended December 31, 2015 and 2014. The amount of loan fee income included in total interest income was $10.3 million and $9.4 million for the years ended December 31, 2015 and 2014.

The amount of loan fee income included in total interest income per quarter was as follows: $3.1 million (quarter ended December 31, 2015); $2.5 million (quarter ended September 30, 2015); $2.9 million (quarter ended June 30, 2015); $1.8 million (quarter ended March 31, 2015); and $2.2 million (quarter ended December 31, 2014).

(2) – The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible book value ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
Total stockholders' equity (a)	$576,547	$574,712	$572,972	$569,471	$558,731
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Mortgage servicing rights	4,912	4,968	4,971	4,864	4,813
Tangible stockholders' equity (c)	$561,467	$559,576	$557,833	$554,439	$543,750

Total assets (b)	$4,230,289	$4,035,977	$4,066,219	$3,952,187	$3,747,013
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Mortgage servicing rights	4,912	4,968	4,971	4,864	4,813
Tangible assets (d)	$4,215,209	$4,020,841	$4,051,080	$3,937,155	$3,732,032

Total stockholders' equity to total assets (a/b)	13.63%	14.24%	14.09%	14.41%	14.91%
Tangible stockholders' equity to tangible assets (c/d)	13.32%	13.92%	13.77%	14.08%	14.57%

Number of shares outstanding (e)	20,897	20,848	20,847	20,861	20,848

Book value per share (a/e)	$27.59	$27.57	$27.48	$27.30	$26.80
Tangible book value per share (c/e)	26.87	26.84	26.76	26.58	26.08

(3) – The efficiency ratio equals total non-interest expense divided by the sum of net interest income and non-interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities, if applicable.

(4) – The cost of deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average non interest-bearing deposits.

(5) – Ratio relates only to Core Banking operations, which consists of the Traditional Banking, Warehouse Lending and Mortgage Banking segments.

(6) – The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President & Chief Financial Officer